EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:	Dennis Story SVP and Chief Financial Officer 678.597.7116 dstory@manh.com
Manhattan Associates Reports Record Third Quarter Revenue and Earnings
Raises Outlook for Full-year Earnings Per Share
ATLANTA — October 24, 2006 — Leading supply chain solutions provider, Manhattan Associates, Inc. (NASDAQ: MANH), today reported third quarter GAAP diluted earnings per share of $0.19 on record third quarter software revenue of $15.2 million. On a non-GAAP basis, diluted earnings per share were $0.27, a 29% increase over the third quarter of 2005.
THIRD QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2006 third quarter performance, as compared to the 2005 third quarter, are:
•	Consolidated revenue increased 16% to a third quarter record $72.3 million;
•	Software and hosting revenue was $15.2 million, an increase of 21%;

•	Services revenue was $51.0 million, a 17% increase;
•	GAAP operating income was $8.4 million, up 16% on higher software and hosting revenue. On a non-GAAP basis, operating income was $11.6 million, a 25% increase;
•	GAAP diluted earnings per share were $0.19, increasing 12%. Adjusted earnings per share, on a non-GAAP basis, were $0.27, a 29% increase;
•	Cash flow from operations increased 16% to $9.9 million;
•	Cash and investments on hand at September 30, 2006, was $117.6 million;
•	The Company repurchased 333,511 common shares totaling $7.1 million at an average share price of $21.18 in the quarter. The Company has $42.9 million share repurchase authority remaining.
“We posted a solid third quarter,” said Pete Sinisgalli, president and chief executive officer of Manhattan Associates. “For the first three quarters of 2006 our license revenue increased 16%, total revenue 18% and adjusted earnings per share 21%. Given our success so far in 2006 and our outlook for Q4, we are raising our expectation for full-year adjusted earnings per share to the range of $1.02 to $1.10,” he continued.
Other significant achievements during the quarter include:
•	Securing key new customers in the quarter including Aldes; Barnes Distribution; Bidvest Group Ltd.; Catering Engros; Central Grocers, Inc.; Fowler Welch Coolchain Ltd.; Gopher Sport; Hanesbrands, Inc.; Hot Springs Pty Ltd.; IFC Warehousing & Distribution Pty Ltd.; Inter-Fab, Inc.; IP Budin; Jack Link’s Beef Jerky; Kohl’s Departments Stores, Inc.; LLC Holiday; Meyer Group Ltd.; Nature’s Best, Inc. and StyleMark, Inc.;
•	Expanding partnerships with many existing customers including Alliance Boots; Associated Wholesale Grocers; AtomicBox, Inc.; Cornerstone Brands, Inc.; Croscill, Inc.; David’s Bridal; Exel Plc; Fitness Quest, Inc.; Genuine Parts Co.; Newark Electronics; Rocky Brands, Inc.; Servicios Empresariales Zimag S.A. de C.V.; Sunrise Technologies; Sysco Corporation and The Hillman Group;
•	Closing three large deals, each of which was $1 million or more in recognized license revenue.
2006 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the fourth quarter and full year 2006. The 2006 GAAP diluted earnings per share includes the impact of adopting SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Range
GAAP
Q4 2006 - diluted earnings per share	$0.16	—	$0.24
Full year 2006 - diluted earnings per share	$0.70	—	$0.78

Adjusted — Non-GAAP
Q4 2006 - adjusted earnings per share	$0.24	—	$0.32
Full year 2006 - adjusted earnings per share	$1.02	—	$1.10
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning December 15, 2006, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2006 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the first week of February 2007.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release filing for this quarter ended September 30, 2006.
     The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense, the severance and accounts receivable charge recorded in the same period and stock option expense under SFAS 123(R). Third quarter 2006 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
IMPAIRMENT CHARGE
In the quarter, the Company recorded an impairment charge of $0.3 million against a $2.0 million investment in a technology company. The Company made its original investment in 2003.
About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Software and hosting	$15,217	$12,531	$47,540	$40,978
Services	51,049	43,621	144,642	122,324
Hardware and other	6,046	6,155	20,816	16,681

Total Revenue	72,312	62,307	212,998	179,983

Costs and Expenses:
Cost of software and hosting	1,400	1,022	4,410	3,582
Cost of services	24,231	19,952	69,908	55,905
Cost of hardware and other	5,356	5,078	18,328	14,180
Research and development	9,765	9,037	30,398	24,584
Sales and marketing	11,407	9,649	34,018	29,844
General and administrative	7,896	6,184	21,863	16,251
Depreciation and amortization	3,377	3,053	9,914	8,929
Severance, accounts receivable, acquisition-related and impairment charges	444	1,081	1,773	5,481

Total costs and expenses	63,876	55,056	190,612	158,756

Operating income	8,436	7,251	22,386	21,227

Other income, net	630	877	2,727	1,971

Income before income taxes	9,066	8,128	25,113	23,198
Income tax provision	3,822	3,162	10,596	10,298

Net income	$5,244	$4,966	$14,517	$12,900

Basic earnings per share	$0.19	$0.17	$0.53	$0.44
Diluted earnings per share	$0.19	$0.17	$0.52	$0.43

Weighted average number of shares:
Basic	26,969	28,392	27,151	29,060
Diluted	27,462	29,055	27,688	29,686

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2006			2006	2005			2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Software and hosting	$15,217			$15,217	$12,531			$12,531
Services	51,049			51,049	43,621			43,621
Hardware and other	6,046			6,046	6,155			6,155

Total Revenue	72,312	—		72,312	62,307	—		62,307

Costs and Expenses:
Cost of software and hosting	1,400			1,400	1,022			1,022
Cost of services	24,231	(546)	(a)	23,685	19,952			19,952
Cost of hardware and other	5,356			5,356	5,078			5,078
Research and development	9,765	(261)	(a)	9,504	9,037			9,037
Sales and marketing	11,407	(405)	(a)	11,002	9,649			9,649
General and administrative	7,896	(295)	(a) (c)	7,601	6,184	240	(c)	6,424
Depreciation and amortization	3,377	(1,217)	(b)	2,160	3,053	(1,161)	(b)	1,892
Asset impairment charge	270	(270)	(e)	—	—	—		—
Acquisition-related charges	174	(174)	(d)	—	1,081	(1,081)	(d)	—

Total costs and expenses	63,876	(3,168)		60,708	55,056	(2,002)		53,054

Operating income	8,436	3,168		11,604	7,251	2,002		9,253

Other income, net	630			630	877			877

Income before income taxes	9,066	3,168		12,234	8,128	2,002		10,130
Income tax provision	3,822	885	(f)	4,707	3,162	778	(f)	3,940

Net income	$5,244	$2,283		$7,527	$4,966	$1,224		$6,190

Basic earnings per share	$0.19			$0.28	$0.17			$0.22
Diluted earnings per share	$0.19			$0.27	$0.17			$0.21

Weighted average number of shares:
Basic	26,969			26,969	28,392			28,392
Diluted	27,462			27,462	29,055			29,055
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $619 of stock option compensation expense recorded during the three months ended September 30, 2006. Total stock option expense for the three months ended September 30, 2006 was $1.8 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $324 and $240 for the three months ended September 30, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During the quarter ended September 30, 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 and 2005 adjustments represent the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	During the quarter ended September 30, 2006, we recorded an impairment charge of $270 against a $2.0 million investment in a technology company. We made our original investment in 2003. Because the value of the investment is beyond our control and does not relate to our core operations, we have excluded the asset impairment from adjusted non-GAAP results.

(f)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Nine Months Ended
	September 30,
	2006			2006	2005			2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Software and hosting	$47,540			$47,540	$40,978			$40,978
Services	144,642			144,642	122,324			122,324
Hardware and other	20,816			20,816	16,681			16,681

Total Revenue	212,998	—		212,998	179,983	—		179,983

Costs and Expenses:
Cost of software and hosting	4,410			4,410	3,582			3,582
Cost of services	69,908	(1,609)	(a)	68,299	55,905			55,905
Cost of hardware and other	18,328			18,328	14,180			14,180
Research and development	30,398	(737)	(a)	29,661	24,584			24,584
Sales and marketing	34,018	(1,114)	(a)	32,904	29,844			29,844
General and administrative	21,863	(935)	(a) (c)	20,928	16,251	858	(c)	17,109
Depreciation and amortization	9,914	(3,651)	(b)	6,263	8,929	(3,292)	(b)	5,637
Severance and accounts receivable charges	—			—	3,876	(3,876)	(e)	—
Asset impairment charge	270	(270)	(f)	—	—			—
Acquisition-related charges	1,503	(1,503)	(d)	—	1,605	(1,605)	(d)	—

Total costs and expenses	190,612	(9,819)		180,793	158,756	(7,915)		150,841

Operating income	22,386	9,819		32,205	21,227	7,915		29,142

Other income, net	2,727			2,727	1,971			1,971

Income before income taxes	25,113	9,819		34,932	23,198	7,915		31,113
Income tax provision	10,596	2,853	(g)	13,449	10,298	1,804	(g)	12,102

Net income	$14,517	$6,966		$21,483	$12,900	$6,111		$19,011

Basic earnings per share	$0.53			$0.79	$0.44			$0.65
Diluted earnings per share	$0.52			$0.78	$0.43			$0.64

Weighted average number of shares:
Basic	27,151			27,151	29,060			29,060
Diluted	27,688			27,688	29,686			29,686
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $2.0 million of stock option compensation expense recorded during the nine months ended September 30, 2006. Total stock option expense for the nine months ended September 30, 2006 was $5.4 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $1.1 million and $858 for the nine months ended September 30, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During the quarter ended September 30, 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 and 2005 adjustments represent the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations. The 2005 adjustment includes $.5 million in expense related to an unsuccessful acquisition attempt. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	Amount includes the write-off of a $2.8 million receivable from a German customer resulting from a legal dispute over the implementation of our software. We believe that the revenue and accounts receivable are justified; however, given the size of the customer and its geographic location in Germany, we believe the receivable to be uncollectible. The adjustment also includes severance and other costs of $1.1 million resulting from the consolidation of EMEA operations and the termination of 17 employees. We do not believe that these are common costs that result from normal operating activities.

(f)	During the quarter ended September 30, 2006, we recorded an impairment charge of $270 against a $2.0 million investment in a technology company. We made our original investment in 2003.

(g)	Because the value of the investment is beyond our control and does not relate to our core operations, we have excluded the asset impairment from adjusted non-GAAP results. Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$13,519	$19,419
Short term investments	79,412	36,091
Accounts receivable, net of a $5,158 and $4,892 allowance for doubtful accounts in 2006 and 2005, respectively	52,554	58,623
Deferred income taxes	6,222	6,377
Refundable income taxes	11	449
Prepaid expenses and other current assets	10,061	11,268

Total current assets	161,779	132,227

Property and equipment, net	15,620	14,240
Long-term investments	24,634	38,165
Acquisition-related intangible assets, net	16,068	19,213
Goodwill, net	69,848	54,607
Deferred income taxes	320	11,995
Other assets	4,967	2,951

Total assets	$293,236	$273,398

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,546	$7,904
Accrued compensation and benefits	15,608	15,224
Accrued and other liabilities	15,524	13,971
Deferred revenue	30,686	27,204
Income taxes payable	6,037	2,535
Current portion of capital lease obligations	38	147

Total current liabilities	73,439	66,985

Other non-current liabilities	2,482	1,015

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2006 or 2005	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 26,978,973 shares issued and outstanding in 2006 and 27,207,260 shares issued and outstanding in 2005	270	272
Additional paid-in capital	84,358	87,476
Retained earnings	131,507	116,990
Accumulated other comprehensive income	1,180	863
Deferred compensation	—	(203)

Total shareholders’ equity	217,315	205,398

Total liabilities and shareholders’ equity	$293,236	$273,398

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2006	2005
Operating activities:
Net income	$14,517	$12,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,914	8,929
Stock compensation	5,544	153
Asset impairment charge	270	—
Gain on disposal of equipment	(32)	—
Tax benefit of options exercised	2,444	(47)
Excess tax benefits from stock based compensation	(1,792)	—
Deferred income taxes	(790)	373
Unrealized foreign currency loss	622	768
Changes in operating assets and liabilities:
Accounts receivable, net	5,510	(4,707)
Other assets	(2,055)	(4,072)
Prepaid retention bonus	1,599	(2,303)
Accounts payable, accrued and other liabilities	(1,066)	6,094
Income taxes	2,528	4,108
Deferred revenue	4,133	6,712

Net cash provided by operating activities	41,346	28,908

Investing activities:
Purchase of property and equipment	(7,529)	(7,346)
Net maturities (purchases) of investments	(29,631)	52,495
Payments in connection with various acquisitions	(126)	(48,743)

Net cash used in investing activities	(37,286)	(3,594)

Financing activities:
Payment of capital lease obligations	(72)	(104)
Purchase of common stock	(16,029)	(41,279)
Excess tax benefits from stock based compensation	1,792	—
Proceeds from issuance of common stock from options exercised	5,124	2,091

Net cash used in financing activities	(9,185)	(39,292)

Foreign currency impact on cash	(775)	(261)

Net change in cash and cash equivalents	(5,900)	(14,239)
Cash and cash equivalents at beginning of period	19,419	37,429

Cash and cash equivalents at end of period	$13,519	$23,190

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Americas	$46,776	$49,573	$49,175	$55,398	$200,922	$51,143	$65,695	$60,799
EMEA	6,626	7,924	8,490	7,632	30,672	6,952	6,850	6,478
Asia Pacific	2,905	3,872	4,642	3,391	14,810	4,690	5,356	5,035

	$56,307	$61,369	$62,307	$66,421	$246,404	$62,785	$77,901	$72,312

GAAP Operating Income (Loss):
Americas	$9,107	$10,539	$6,085	$8,989	$34,720	$2,467	$10,095	$9,131
EMEA	(1,314)	(4,655)	690	926	(4,353)	245	3	(839)
Asia Pacific	(126)	425	476	(865)	(90)	401	739	144

	$7,667	$6,309	$7,251	$9,050	$30,277	$3,113	$10,837	$8,436

Adjustments (pre-tax):
Americas:
Amortization of intangibles	$924	$1,207	$1,161	$1,200	$4,492	$1,217	$1,217	$1,217
Stock based compensation	—	—	—	—	—	1,558	1,819	1,700
Sales tax recoveries	(327)	(291)	(240)	(370)	(1,228)	(267)	(465)	(324)
Asset impairment charge	—	—	—	—	—	—	—	270
Acquisition related costs	—	524	1,081	829	2,434	722	607	174

	$597	$1,440	$2,002	$1,659	$5,698	$3,230	$3,178	$3,037

EMEA:
Stock based compensation	$—	$—	$—	$—	$—	$118	$125	$131
Restructuring charge	—	1,061	—	—	1,061	—	—	—
Write off of receivable	—	2,815	—	—	2,815	—	—	—
	—	3,876	—	—	3,876	118	125	131

Total Adjustments	$597	$5,316	$2,002	$1,659	$9,574	$3,348	$3,303	$3,168

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,704	$11,979	$8,087	$10,648	$40,418	$5,697	$13,273	$12,168
EMEA	(1,314)	(779)	690	926	(477)	363	128	(708)
Asia Pacific	(126)	425	476	(865)	(90)	401	739	144

	$8,264	$11,625	$9,253	$10,709	$39,851	$6,461	$14,140	$11,604

2.	Capital expenditures are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr

Capital expenditures	$2,507	$2,141	$2,698	$1,142	$8,488	$2,195	$2,603	$2,731

3.	Adoption of Statement of Financial Accounting Standards 123(R), “Share-Based Payment”:

The Company adopted SFAS 123(R) on January 1, 2006 using the modified prospective transition method. SFAS 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Actual stock option expense recorded for 2006, as well as proforma expense for 2005 as if the Company had previously adopted the new statement on January 1, 2005 is presented below. During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by the Company’s employees with an exercise price of $22.09 or higher. Stock option expense for the fourth quarter of 2005 includes $37.2 million of stock option expense ($26.9 million after tax) equal to the unamortized fair value of the options.

	2005- Proforma					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
Stock option expense (pre-tax)	$5,694	$5,519	$5,392	$42,769	$59,374	$1,676	$1,944	$1,831
Income tax benefit	(1,144)	(1,112)	(1,083)	(11,631)	(14,970)	(499)	(303)	(370)

Stock option expense, net of income tax	$4,550	$4,407	$4,309	$31,138	$44,404	$1,177	$1,641	$1,461

Diluted EPS impact	$0.15	$0.15	$0.15	$1.13	$1.55	$0.04	$0.06	$0.05

The Company estimates that the accounting required by SFAS 123(R) will reduce full year 2006 GAAP diluted earnings per share by approximately $0.20. This estimate is dependent upon a number of variables such as the number of options awarded, cancelled or exercised and fluctuations in share price during the year.

4.	Stock Repurchase Activity

During the third quarter of 2006, we repurchased 0.3 million shares of common stock at a total cost of $7 million.

During 2005, we repurchased 2.8 million shares of common stock at a total cost of $61 million.